Exhibit 99.1

Unwired Planet Announces Change to Board of Directors

RENO, Nev. – Oct. 8, 2014 – Unwired Planet, Inc. (NASDAQ: UPIP) today announced that current board Member David Lockwood has notified the board of directors that he will be retiring from the board of directors at the end of his term and not stand for re-election at the Unwired Planet 2014 Annual Meeting of Stockholders.

“I appreciate the opportunity to have served on the Unwired Planet board and believe we have made tremendous progress on building a platform for growth,” said David Lockwood. “Since I joined the board, the company has added a number of highly qualified directors, implemented a new management structure, and closed a significant patent licensing and purchase transaction, as well as restructured a major partnership. With the addition of Andy Dodge to our board, representing our largest shareholder, Indaba Capital, the company has the strategic alignment and financial strength to become one of the leaders in the industry. Andy will be a great addition to the board and I believe the greater involvement of Indaba Capital in the company will benefit all shareholders.”

“On behalf of everyone at Unwired Planet, I’d like to extend my thanks to David for everything he has contributed to the company, particularly his management experience and extensive knowledge of the technology industry,” said Phil Vachon, Chairman of the Board.

“We thank David for his hard work and leadership as a board member of Unwired Planet,” said Andy Dodge, Member of Unwired Planet’s board and Partner at Indaba Capital. “Unwired Planet is well positioned to build on its accomplishments and create shareholder value.”

About Unwired Planet

Unwired Planet, Inc. (NASDAQ: UPIP) is the inventor of the Mobile Internet and a premier intellectual property company focused exclusively on the mobile industry. The company’s patent portfolio of approximately 2,500 issued and pending US and foreign patents, includes technologies that allow mobile devices to connect to the Internet and enable mobile communications. The portfolio spans 2G, 3G, and 4G technologies, as well as cloud-based mobile applications and services. Unwired Planet’s portfolio includes patents related to key mobile technologies, including baseband mobile communications, mobile browsers, mobile advertising, push notification technology, maps and location based services, mobile application stores, social networking, mobile gaming, and mobile search. Unwired Planet is headquartered in Reno, Nevada. References in this release to Unwired Planet may be to Unwired Planet, Inc. or its subsidiaries.

Cautionary Note Regarding Forward Looking Statements

Any statements in this press release with respect to future events or expectations, including statements regarding the Company’s licensing activities, expected benefits from the amended Ericsson agreement and IPMG transaction and expectations regarding enhancing stockholder value, including realization of net operating loss carryforwards, are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1943 and Section 27A of the Securities Act of 1933. These forward-looking statements are subject to many risks and uncertainties that could cause actual results to differ materially from those projected. Notwithstanding changes that may occur with respect to matters relating to any forward looking statements, Unwired Planet assumes no obligation to update the forward-looking statements included in this press release.

For a detailed discussion of these and other factors that may cause these forward looking statements not to come true, please refer to the risk factors discussed in Unwired Planet’s filings with the U.S. Securities and Exchange Commission (“SEC”), including the company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2014 and subsequent filings. These documents are available through the SEC’s Electronic Data Gathering Analysis and Retrieval system (EDGAR) at www.sec.gov or from Unwired Planet’s website at www.unwiredplanet.com.

For More Information:

Mike Bishop,

The Blueshirt Group

mike@blueshirtgroup.com

+1 415-217-4968

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